Exhibit 10.5


                                   MEMORANDUM


   TO:       Pat Beans

   FROM:     Mike Hays

   DATE:     July 15, 1994

   RE:       Employment Agreement


   This memorandum is to document the conditions for your employment with National Research Corporation.

   -    Base salary $70,000.00 per year.

   - Participation in NRC's incentive program which currently places 5% of operating profits into a pool to be shared by those individuals participating in the incentive plan.

   - Participation in NRC's stock option pool (currently undefined--to be determined in the 1st quarter of FY 94/95).

   -    Your title will be Chief Financial Officer.

   - Paid vacation will be two weeks per year for employment years one through five and three weeks per year for employment year six and after. June 1992 will be used to calculate vacation pay.

   - NRC will pay the professional dues necessary to maintain your State and National CPA License estimated at $225.00 per year.

   - NRC will pay on a 50/50 basis the cost of CPE expenses up to a maximum of $300.00 per year.

   - NRC will provide up to 40 hours per year time off in order to meet the requirements of your CPA License.

   - NRC will provide severance pay of six months of base salary if you were to be discharged except for cause (misconduct, etc.) for your employment years one through three. Five months severance pay during employment year four and four months of severance pay during employment year five. After year five, standard company policy would be in effect.

   -    Participation in NRC's 401(k) program.

   - NRC would pay 50% (or current company wide policy in effect at the time) of your health, dental and disability premiums for the policies offered through NRC.

   -    Become a member of NRC's Advisory Board.

   -    Employment start date will be September 1, 1994.

   In addition to the above, it has been agreed that outside accounting or consulting work will be eliminated with the exception of a handful of personal tax clients worked for over a number of years. At your convenience, it would be appreciated if you could provide the list of those tax accounts.

   Pat, I believe this documents each of the specifics we have discussed. Please feel free to contact me for clarification of any of these or other issues.

   I look forward to September 1!

   Sincerely,

   /s/Michael D. Hays

   Michael D. Hays
   President, NRC